UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2010
(Exact name of registrant as specified in charter)

Connecticut	1-15052	06-1541045

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut	06506

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (203) 499-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 25, 2010, UIL Holdings Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), by and between Iberdrola USA, Inc. (f/k/a Energy East Corporation), a New York corporation (“Seller”) and the Company.
The Purchase Agreement provides for the sale (the “Sale”) to the Company of (i) Connecticut Energy Corporation, (“CEC”), a Connecticut corporation and the owner of The Southern Connecticut Gas Company, a Connecticut corporation (“SCG”), (ii) CTG Resources, Inc., (“CTG”), a Connecticut corporation and the owner of Connecticut Natural Gas Corporation, a Connecticut corporation (“CNG”), and (iii) Berkshire Energy Resources, (“BER”), a Massachusetts business trust and the owner of The Berkshire Gas Company, a Massachusetts corporation (“Berkshire,” and together with CEC, CTG, BER, SCG and CNG, the “Target Companies”). Each of CEC, CTG and BER is a wholly owned subsidiary of Seller.
Pursuant to the Purchase Agreement, at closing the Company will acquire all of the outstanding shares of capital stock of CEC, CTG and BER for aggregate cash consideration of $1.296 billion less net debt of approximately $411 million, subject to post-closing adjustments. As provided in the Purchase Agreement, the aggregate consideration payable by the Company on closing is further subject to adjustment (upward or downward) based upon changes in the net working capital of the Target Companies as of the closing relative to a net working capital target.
Seller and the Company have made customary representations and warranties and covenants in the Purchase Agreement. The transaction is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”), receipt of required governmental approvals, including applicable state public utility regulatory approvals, and the absence of injunctions or restraints imposed by governmental entities. In addition, it is a condition to the Company’s obligation to close that the required governmental approvals not materially adversely affect or impair the Company, the material expected benefits of the Sale, or the Company’s material rights of ownership with respect to the Target Companies (each of the foregoing, a “Material Condition”).
The Purchase Agreement also contains certain termination rights for both the Company and Seller, including a termination right for either party if the closing does not occur by May 25, 2011 and the terminating party has not caused the closing not to occur by breaching in any material respect its representations, warranties, covenants or agreements contained in the Purchase Agreement (provided that either party may postpone such date to August 25, 2011 in the event that the only closing conditions that remain to be satisfied are the receipt of governmental approvals or the expiration or termination of the HSR waiting period). In the event that the Purchase Agreement is terminated by either party because of the inability to obtain state public utility regulatory approvals or because such approvals impose a Material Condition, the Company would be required to pay to Seller a termination fee of $50 million (the “Termination Fee”). Seller may terminate the Purchase Agreement under certain circumstances if the Company has not obtained the financing necessary to fund the Sale by the end of the marketing period for such financing and the Company would be required to pay to Seller the Termination Fee, subject to certain conditions. Seller may also terminate the Purchase Agreement under certain circumstances if there has been a material breach by the Company of its representations, warranties, covenants or agreements in the Purchase Agreement, and upon such termination, the Company would be required to pay to Seller the Termination Fee, subject to certain conditions. The Company may terminate the Purchase Agreement if the Board of

Directors of the Company reasonably determines in good faith that an offering of common stock to fund the Sale (or any portion thereof) is not in the interests of the Company’s shareholders, subject to certain requirements to work with Seller to pursue alternative financing or extend the marketing period. Upon such a termination, the Company would be required to pay to Seller the Termination Fee, subject to certain conditions.
The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company or any other entity. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Target Companies or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company or the Target Companies and their respective subsidiaries that are included in reports, statements and other filings made with the Securities and Exchange Commission.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. Additionally, the foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.
Item 8.01 Other Events
On May 25, 2010, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Description

2.1	Purchase Agreement, dated as of May 25, 2010 by and between Iberdrola USA, Inc. and UIL Holdings Corporation

99.1	Press Release issued by UIL Holdings Corporation, dated May 25, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION Registrant
Date: May 25, 2010	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer